FORM OF
                         SHAREHOLDER SERVICING AGREEMENT

THIS AGREEMENT dated as of February 17, 2005, by and between JPMorgan Value Opportunities Fund a corporation ("Fund"), having its principal place of business at 1101 Vermont Avenue, NW, Washington, DC 2005 and JPMorgan Distribution Services, Inc. ("Shareholder Servicing Agent"), a registered broker-dealer incorporated under the laws of the State of Delaware having its principal place of business at 1111 Polaris Parkway, Columbus, Ohio 43240
("Agreement"). This Agreement shall be effective             , 2005.

                              W I T N E S S E T H:

WHEREAS, the Fund is an open-end, management investment company registered with the Securities and Exchange Commission ("Commission") under the Investment Company Act of 1940, as amended ("1940 Act"); and

WHEREAS, the Fund wishes to have the Shareholder Servicing Agent provide certain services for holders or beneficial owners of Class A, Class B, Class C and Institutional Class shares ("Shares") of the Fund, and Shareholder Servicing Agent wishes to act as the Shareholder Servicing Agent;

NOW, THEREFORE, the Fund and Shareholder Servicing Agent hereby agree as follows:

         1. Appointment. Shareholder Servicing Agent hereby agrees to perform certain services for holders or beneficial owners of Shares ("Shareholders") of Class A, Class B, Class C and Institutional Class shares.

         2.       Services to be Performed.

                  2.1. Shareholder Services and Related Services. Shareholder Servicing Agent shall provide or cause its agents to provide any combination of the personal shareholder liaison services and Shareholder account information services ("Shareholder Services") described in Section 2.2 of this Agreement or other related services ("Other Related Services") described in Section 2.3 of this Agreement.

                  2.2. Shareholder Services. For purposes of this Agreement, Shareholder Services shall include: (a) answering Shareholder inquiries (through electronic and other means) regarding account status and history, the manner in which purchases and redemptions of the Shares may be effected and certain other matters pertaining to the Fund; (b) providing Shareholders with information through electronic means; (c) assisting Shareholders in completing application forms, designating and changing dividend options, account designations and addresses; (d) arranging for or assisting Shareholders with respect to the wiring of the funds to and from Shareholder accounts in connection with Shareholder orders to purchase, redeem or exchange Shares; (e) verifying shareholder requests for changes to account information; (f) handling correspondence from Shareholders about their accounts; (g) assisting in establishing and maintaining Shareholder accounts with the Fund; and (h) providing such other shareholder services as the Fund or a Shareholder may reasonably request, to the extent permitted by applicable law.

                  2.3. Other Related Services. Other Related Services include:
(a) aggregating and processing purchase and redemption orders for Shares; (b) providing Shareholders with account statements showing their purchases, sales, and positions in the Fund; (c) processing dividend payments for the Fund; (d) providing sub-accounting services to the Fund for Shares held for the benefit of Shareholders; (e) forwarding communications from the Fund to Shareholders, including proxy statements and proxy solicitation materials, shareholder reports, dividend and tax notices, and updated Prospectuses and Statements of Additional Information; (f) receiving, tabulating and transmitting proxies executed by Shareholders; (g) facilitating the transmission and receipt of funds in connection with Shareholder orders to purchase, redeem or exchange shares;
(h) developing and maintaining Fund's website; (i) developing and maintain facilities to enable transmission of Share transactions by electronic and non-electronic means; (j) providing support and related services to financial intermediaries in order to facilitate their processing of orders and communications with Shareholders; (k) providing transmission and other functionalities for Shares included in investment, retirement, asset allocation, cash management or sweep programs or similar programs or services; and (l) developing and maintaining check writing functionality.

                  2.4. Subcontracting by Shareholder Servicing Agent. Shareholder Servicing Agent shall perform any combination of the Shareholder Services and Other Related Services described in Sections 2.2 and 2.3 of this Agreement for Shareholders and may subcontract for the performance of some or all of these services with financial intermediaries: (a) who are record owners of Fund shares; (b) with whom Shareholders have established an account that invests in Shares; or (c) who otherwise provide Shareholder Services and Other Related Services for Shareholders. Such financial intermediaries may include, without limitation, any person who is an affiliate of Shareholder Servicing Agent. Unless the Fund otherwise expressly agrees in writing, Shareholder Servicing Agent shall be to the same extent responsible to the Fund for the acts or omissions of any subcontractor or sub-agent as it would be liable to the Fund for its own acts or omissions.

                  2.5. Provision of Services. Shareholder Servicing Agent shall provide such office space and equipment, telephone facilities, and personnel (which may be any part of the space, equipment, and facilities currently used in the Shareholder Servicing Agent's business, or any personnel employed by the Shareholder Servicing Agent) as may be reasonably necessary or beneficial in order to provide the services specified in Sections 2.2 and 2.3 of this Agreement to Shareholders. Shareholder Servicing Agent and its officers and employees will, upon request, be available during normal business hours to consult with the Fund, the Board of Directors of the Fund, or their designees concerning the performance of the Shareholder Servicing Agent's responsibilities under this Agreement. In addition, Shareholder Servicing Agent will furnish such information to the Fund, the Board of Directors of the Fund, or their designees as they may reasonably request concerning the provision of the Shareholder Services and Other Related Services, specified in Sections 2.2 and 2.3 of this Agreement, and will otherwise cooperate with the Fund, the Board of Directors and their designees (including, without limitation any auditors or counsel designated by the Fund or its board members).

         3. Fees. As full compensation for the Shareholder Services and Other Related Services described in Sections 2.2 and 2.3 of this Agreement and expenses incurred by the Shareholder Servicing Agent in providing such services, the Fund shall pay the Shareholder Servicing Agent a fee at an annual rate with respect to the daily net asset values of the Fund's Shares, as set forth on Schedule A to this Agreement. This fee will be computed daily and will be payable monthly in arrears.

         4. Information Pertaining to the Shares; Etc. No person is authorized to make any representations concerning the Fund or any Shares except those representations contained in the Fund's then-current Prospectus(es) and Statement(s) of Additional Information and in such printed information as the Fund or the principal underwriter for the Fund may prepare or approve. Shareholder Servicing Agent further agrees to deliver to Shareholders, upon request of the Fund, copies of any amended Prospectuses and Statements of Additional Information or other information prepared for distribution to Shareholders.
         During the term of this Agreement, the Fund agrees to furnish Shareholder Servicing Agent all Prospectuses, Statements of Additional Information, proxy statements, proxy solicitation materials, reports to shareholders, and other material the Fund or its agents will distribute to shareholders of the Fund.

         5. Use of Shareholder Service Agent's Name. The Fund shall not use the name of Shareholder Servicing Agent in any Prospectus, sales literature or other material relating to the Fund in a manner not approved by Shareholder Servicing Agent prior thereto in writing; provided, however, that the approval of Shareholder Servicing Agent shall not be required for any use of its name in a manner that merely refers in accurate and factual terms to its appointment hereunder or which is required by the Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided, further, that in no event shall such approval be unreasonably withheld or delayed.

         6. Use of the Fund's Name. Shareholder Servicing Agent shall not use the name of the Fund on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved by the Fund prior thereto in writing; provided, however, that the approval of the Fund shall not be required for the use of the Fund's name in connection with communications permitted by Sections 2 and 4 of this Agreement or for any use of the Fund's name in a manner that merely refers in accurate and factual terms to Shareholder Servicing Agent's role hereunder or which is required by the Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided, further, that in no event shall such approval be unreasonably withheld or delayed.

         7. Security. Shareholder Servicing Agent represents and warrants that the various procedures and systems that (a) it has implemented with regard to safeguarding from loss or damage attributable to fire, theft or any other cause any Fund records and other data and Shareholder Servicing Agent's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and (b) it will make such changes in such procedures and systems that, from time to time, in its judgment are required for the secure performance of its obligations hereunder. The parties shall review such systems and procedures on a periodic basis, and the Fund shall, from time to time, specify the types of records and other data of the Fund to be safeguarded in accordance with this Section 7.

         8. Compliance with Laws; Etc. Shareholder Servicing Agent shall comply with all applicable federal and state securities laws and regulations. Shareholder Servicing Agent represents and warrants to the Fund that the performance of all its obligations hereunder will comply with all applicable securities laws and regulations, the provisions of its charter documents and by laws and all material contractual obligations binding upon Shareholder Servicing Agent.

         9. Liability and Force Majeure. Shareholder Servicing Agent shall not be liable or responsible for any loss, interruption, delay or error including any loss, interruption, delay or error by reason of circumstances beyond its control (which includes but is not limited to, acts of civil or military authority, national emergencies, labor difficulties, fire, equipment failure, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, terrorism, riots or failure of communication or power supply), provided, that any loss, interruption, delay or error is not caused by the willful misfeasance, bad faith or gross negligence of Shareholder Servicing Agent, its officers, employees or agents in the performance of the Shareholder Servicing Agent's duties and obligations under this Agreement or from the reckless disregard by the Shareholder Servicing Agent, its officers, employees or agents of the Shareholder Servicing Agent's duties or obligations under this Agreement.

         10. Indemnification.

                  10.1. Indemnification of Shareholder Servicing Agent. The Fund will indemnify and hold Shareholder Servicing Agent harmless, from all losses, claims, damages, liabilities or expenses (including reasonable fees and disbursements of counsel) from any claim, demand, action or suit (collectively, "Claims") (a) arising in connection with material misstatements or omissions in the Fund's Prospectuses, Statements of Additional Information, proxy statements, proxy solicitation materials, reports to shareholders or other materials prepared by the Fund or its agents for distribution to the shareholders of the Fund, actions or inactions by the Fund or any of its agents or contractors or the performance of Shareholder Servicing Agent's obligations hereunder and (b) not resulting from the willful misfeasance, bad faith, or gross negligence of Shareholder Servicing Agent, its officers, employees or agents, in the performance of Shareholder Servicing Agent's duties or obligations under this Agreement or from the reckless disregard by Shareholder Servicing Agent, its officers, employees or agents of Shareholder Servicing Agent's duties and obligations under this Agreement. Notwithstanding anything herein to the contrary, the Fund will indemnify and hold Shareholder Servicing Agent harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any Claim as a result of Shareholder Servicing Agent's acting in accordance with any written instructions reasonably believed by Shareholder Servicing Agent to have been executed by any person duly authorized by the Fund, or as a result of acting in reliance upon any instrument or stock certificate reasonably believed by Shareholder Servicing Agent to have been genuine and signed, countersigned or executed by a person duly authorized by the Fund.

         In any case in which the Fund may be asked to indemnify or hold Shareholder Servicing Agent harmless, the Fund shall be advised of all pertinent facts concerning the situation in question and Shareholder Servicing Agent shall use reasonable care to identify and notify the Fund promptly concerning any situation that presents or appears likely to present a claim for indemnification by the Fund. The Fund shall have the option to defend Shareholder Servicing Agent against any Claim which may be the subject of indemnification under this
Section 10.1. In the event that the Fund elects to defend against such Claim, the defense shall be conducted by counsel chosen by the Fund and reasonably satisfactory to Shareholder Servicing Agent. Shareholder Servicing Agent may retain additional counsel at its expense. Except with the prior written consent of the Fund, Shareholder Servicing Agent shall not confess any Claim or make any compromise in any case in which the Fund will be asked to indemnify Shareholder Servicing Agent.

                  10.2. Indemnification of the Fund. Without limiting the rights of the Fund under applicable law, Shareholder Servicing Agent will indemnify and hold the Fund harmless from all losses, claims, damages, liabilities or expenses (including reasonable fees and disbursements of counsel) from any Claim (a) resulting from the willful misfeasance, bad faith or gross negligence of Shareholder Servicing Agent, its officers, employees, or agents, in the performance of Shareholder Servicing Agent's duties and obligations under this Agreement or from the reckless disregard by Shareholder Servicing Agent, its officers, employees, or agents of Shareholder Servicing Agent's duties and obligations under this Agreement, and (b) not resulting from Shareholder Servicing Agent's actions in accordance with written instructions reasonably believed by Shareholder Servicing Agent to have been executed by any person duly authorized by the Fund, or in reliance upon any instrument or stock certificate reasonably believed by Shareholder Servicing Agent to have been genuine and signed, countersigned or executed by a person authorized by the Fund.

         In any case in which Shareholder Servicing Agent may be asked to indemnify or hold the Fund harmless, Shareholder Servicing Agent shall be advised of all pertinent facts concerning the situation in question and the Fund shall use reasonable care to identify and notify Shareholder Servicing Agent promptly concerning any situation that presents or appears likely to present a claim for indemnification by Shareholder Servicing Agent. Shareholder Servicing Agent shall have the option to defend the Fund against any Claim which may be the subject of indemnification under this Section 10.2. In the event that Shareholder Servicing Agent elects to defend against such Claim, the defense shall be conducted by counsel chosen by Shareholder Servicing Agent and reasonably satisfactory to the Fund. The Fund may retain additional counsel at its expense. Except with the prior written consent of Shareholder Servicing Agent, the Fund shall not confess any Claim or make any compromise in any case in which Shareholder Servicing Agent will be asked to indemnify the Fund.

                  10.3. Survival of Indemnities. The indemnities granted by the parties in this Section 10 shall survive the termination of this Agreement.

         11. Insurance. Each of the parties shall maintain reasonable insurance coverage against any and all liabilities that may arise in connection with the performance of this Agreement.

         12. Further Assurances. Each party agrees to perform such further acts and execute further documents as are necessary to effectuate the purposes hereof.

         13. Termination. This Agreement shall become effective February 19, 2005 and, unless sooner terminated as provided herein, shall continue until March 31, 2006. Thereafter, if not terminated, this Agreement shall continue automatically for successive one year terms, provided that such continuance is specifically approved at least annually by the vote of a majority of those members of the Fund's Board of Directors who are not parties to this Agreement or interested persons of any such party. This Agreement may be terminated without penalty, on not less than 60 days prior written notice, by the Fund's Board of Directors or by the Shareholder Servicing Agent. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

         14. Privacy. Shareholder Servicing Agent acknowledges and agrees on behalf of itself and its directors, officers and employees that it may receive from financial intermediaries or the Fund other information, or access to information, about shareholders of the Fund who are "customers" or "consumers" generally as such terms are defined under Regulation S-P (17 CFR 248.1 - 248.30) (collectively, "Shareholder Information") including, but not limited to, non-public personal information such as a customer's name, address, telephone number, account relationships, account numbers, account balances and account histories. All information, including Shareholder Information, obtained pursuant to this Agreement shall be considered confidential information. Shareholder Servicing Agent shall not disclose such confidential information to any other person or entity or use such confidential information other than to carry out the purposes of this Agreement, including its use under sections
                248.14 and 248.15 of Regulation S-P in the ordinary course of carrying out the purposes of this Agreement. Shareholder Servicing Agent agrees to:

         (a) Limit access to Shareholder Information which is obtained pursuant to this Agreement to employees who have a need to know such Shareholder Information to effect the purposes of this Agreement;

         (b) Safeguard and maintain the confidentiality and security of Shareholder Information which is obtained pursuant to this Agreement; and

         (c) Use Shareholder Information obtained pursuant to this Agreement only to carry out the purposes for which the Shareholder Information was disclosed and for no other purpose.

         Shareholder Servicing Agent shall not, directly or through an affiliate, disclose an account number or similar form of access number or access code for an account for use in telemarketing, direct mail marketing, or marketing through electronic mail, except as permitted in Section 248.12 of Regulation S-P or applicable law.

         15. Non-Exclusivity. Nothing in this Agreement shall limit or restrict the right of Shareholder Servicing Agent to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

         16. Changes; Amendments. This Agreement may be amended only by mutual written consent.

         17. Notices. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to Shareholder Servicing Agent at 1111 Polaris Parkway, Suite __, Columbus, Ohio 43240, or (2) to the Fund at 1101 Vermont Avenue, NW Washington, DC 20005, or at such other address as either party may designate by notice to the other party.

         18. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

         19. Execution of Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same Agreement.

         The execution and delivery of this Agreement have been authorized by the Directors, and this Agreement has been signed and delivered by an authorized officer of the Fund, acting as such, and neither such authorization by the Directors nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the Fund (or particular class thereof) as provided in the Fund's organizational documents.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                     JPMORGAN VALUE OPPORTUNITIES
                     FUND, INC.

                    By: ___________________________________

                    Title: __________________________________

                    ccepted by:

                    JPMORGAN DISTRIBUTION SERVICES, INC.
                    By: ___________________________________

                    Title: __________________________________





                                   SCHEDULE A
                     TO THE SHAREHOLDER SERVICING AGREEMENT
                       (Effective as of February 19, 2005)

                                                              Fee Rate per Annum
JPMorgan Value Opportunities Fund, Inc.  Class A Shares          0.25%
JPMorgan Value Opportunities Fund, Inc.  Class B Shares          0.25%
JPMorgan Value Opportunities Fund, Inc.  Class C Shares          0.25%
JPMorgan Value Opportunities Fund, Inc.  Institutional Class     0.10%




                                     FORM OF











                            TRANSFER AGENCY AGREEMENT


                    Made as of the 18th day of February, 2005

                                 by and between

                     JPMORGAN VALUE OPPORTUNITIES FUND, INC.

                                       And

                      BOSTON FINANCIAL DATA SERVICES, INC.

                                TABLE OF CONTENTS

Documents to be Filed with Appointment                                        3

Certain Representations and Warranties of BOSTON FINANCIAL                    4

Certain Representations and Warranties of the Trust                           5

Scope of Appointment                                                          5

Limit of Authority                                                            8

Compensation and Expenses                                                     9

Operation of the TA2000TM System                                             11

Indemnification                                                              14

Certain Covenants of BOSTON FINANCIAL and the Trust                          17

Recapitalization or Readjustment                                             20

Certificates                                                                 20

Death, Resignation or Removal of Signing Officer                             20

Future Amendments of Declaration of Trust and Bylaws                         21

Instructions, Opinion of Counsel and Signatures                              21

Force Majeure and Disaster Recovery Plans                                    21

Certification of Documents                                                   22

Records                                                                      23

Disposition of Books, Records and Canceled Certificates                      23

Provisions Relating to BOSTON FINANCIAL as Transfer Agent                    23

Provisions Relating to Dividend Disbursing Agency                            25

Assumption of Duties By the Trust or Agents Designated By the Trust          26

Termination of Agreement                                                     27

Confidentiality and Information Security                                     28

Changes and Modifications                                                    31

Assignment and Subcontractors                                                31

Limitations on Liability                                                     32

Miscellaneous                                                                32

Exhibit A - Fee Schedule
Exhibit B - Authorized Personnel


Appendix A

                            TRANSFER AGENCY AGREEMENT

         THIS AGREEMENT made as of the 18th day of February, 2005, by and between each of the entities listed on Appendix A hereto and each being an entity of the type set for on Appendix A and organized under the laws of the state as set forth on such Appendix, each with a principal place of business at 522 5th Ave., New York, NY 10036 and each of which is acting on its own behalf and on behalf of each of the portfolios listed under its name in Appendix A (jointly and severally, such portfolios shall be referred to hereinafter as the "Fund" or "Funds), but not jointly with any other entities listed on Appendix A and BOSTON FINANCIAL DATA SERVICES, INC., a corporation existing under the laws of the Commonwealth of Massachusetts, having its principal place of business at 2 Heritage Drive, North Quincy, Massachusetts 02171 ("BOSTON FINANCIAL"):

                                   WITNESSETH:

         WHEREAS, each Trust (as used hereinafter, the term "Trust" shall refer jointly and severally to the trust entities set forth on Appendix A hereto, and to each Fund listed in Appendix A, as the context requires) is a Massachusetts or Delaware business trust or Maryland corporation registered with the Securities and Exchange Commission as an investment company pursuant to the Investment Company Act of 1940, as amended, which currently consists of the Funds listed under its name on Appendix A; and

         WHEREAS, the Trust desires to appoint BOSTON FINANCIAL as Transfer Agent and Dividend Disbursing Agent for all common shares of beneficial interest of each Fund of each Trust and, of shares of common stock of each Fund of each corporation (the "Shares"), and BOSTON FINANCIAL desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. DOCUMENTS TO BE FILED WITH APPOINTMENT.

        In connection with the appointment of BOSTON FINANCIAL as Transfer Agent and Dividend Disbursing Agent for the Trust, there will be filed with BOSTON FINANCIAL the following documents:

A. A certified copy of the votes of the Board of Trustees of the Trust appointing BOSTON FINANCIAL as Transfer Agent and Dividend Disbursing Agent, approving the form of this Agreement, and designating certain persons to sign Shares certificates ("Certificates"), if any, and give written instructions and requests on behalf of the Trust;

B. A certified copy of the Declaration of Trust or other organizational documents of the Trust and all amendments thereto;

C.               A certified copy of the Bylaws of the Trust;

D. Copies of Registration Statements and amendments thereto, filed with the Securities and Exchange Commission;

E.               Specimens of all forms of outstanding Certificates;

F. Specimens of the signatures of the officers of the Trust authorized to sign Certificates and individuals authorized to sign written instructions and requests;

G.               An opinion of counsel for the Trust with respect to:

(1) The Trust's organization and existence under the laws of its state of organization,

                 (2) The status of all Shares, whether unissued or evidenced by Certificates of the Trust, covered by the appointment under the Securities Act of 1933, as amended, (the "'33 Act") (to the extent applicable) and any other applicable federal or state statute, and

                 (3) That all issued Shares are, and all unissued Shares will be when issued, validly issued, fully paid and non-assessable.

2. CERTAIN REPRESENTATIONS AND WARRANTIES OF BOSTON FINANCIAL.

         BOSTON FINANCIAL represents and warrants to the Trust that:

          A. It is a corporation duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

          B. It is duly qualified to carry on its business in the Commonwealth of Massachusetts.

        C. It is empowered under applicable laws and by its Articles of Organization and Bylaws to enter into and perform the services contemplated in this Agreement.

        D. It is registered as a transfer agent to the extent required under the Securities Exchange Act of 1934, as amended, (the "34 Act") and it will remain so registered for the duration of this Agreement. It will promptly notify the Trust in the event of any material change in its status as a registered transfer agent. Should BOSTON FINANCIAL fail to be registered with the appropriate federal agency as a transfer agent at any time during this Agreement, the Trust may, on written notice to BOSTON FINANCIAL, immediately terminate this Agreement.

        E. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

        F. It has and will continue to have and maintain the necessary facilities, equipment personnel, policies and procedures to effectively perform its duties and obligations under this Agreement and under the laws applicable to its business and services.

        G. It will perform its obligations in compliance with industry standards and the laws applicable to its business and services.

3. CERTAIN REPRESENTATIONS AND WARRANTIES OF THE TRUST.

         The Trust represents and warrants to BOSTON FINANCIAL that:

         A. It is a business trust or corporation duly organized and existing and in good standing under the laws of the state of its organization as set forth on Appendix A.

         B. It is, and with respect to each entity set forth on Appendix I, an open-end investment company registered under the Investment Company Act of 940, as amended.

         C. A registration statement under the '33 Act has been filed and will be effective with respect to all Shares offered for sale. Except to the extent that the Trust notifies BOSTON FINANCIAL that such Trust is not required to be registered under the '33 Act.

         D. All requisite steps have been and will continue to be taken to register the Shares for sale in all applicable states and such registration will be effective at all times Shares are offered for sale in such state.

         E. The Trust is empowered under applicable laws and by its Declaration of Trust (or other organizational documents if applicable) and Bylaws to enter into and perform this Agreement.

4. SCOPE OF APPOINTMENT.

         A. Subject to the conditions and termination of provisions set forth in this Agreement, the Trust hereby appoints BOSTON FINANCIAL as Transfer Agent and Dividend Disbursing Agent for the Shares and for the Shares of future portfolios of the Trust (Appendix I shall be automatically deemed to be revised to include such future portfolio(s)).

         B. BOSTON FINANCIAL hereby accepts such appointment and agrees that it will act as the Trust's Transfer Agent and Dividend Disbursing Agent. BOSTON FINANCIAL agrees that it will also act as agent in connection with the Trust's periodic withdrawal payment accounts and other open accounts or similar plans for shareholders, if any.

         C. The Trust agrees to use its best efforts to deliver to BOSTON FINANCIAL in Quincy, Massachusetts, as soon as they are available, all of its shareholder account records for any new Fund of the Trust.

         D. BOSTON FINANCIAL, utilizing TA2000TM, a computerized data processing system for securityholder accounting (the "TA2000TM System") licensed from BOSTON FINANCIAL's affiliate, DST Systems, Inc. ("DST"), will perform the following services as transfer and dividend disbursing agent for the Trust, and as agent of the Trust for shareholder accounts thereof, in a timely manner: (i) issuing (including countersigning), transferring and canceling Certificates; (ii) maintaining all shareholder accounts; (iii) providing transaction journals; (iv) once annually preparing shareholder meeting lists for use in connection with the annual meeting and certifying the shareholder votes of the Trust;
         (v) mailing shareholder reports and prospectuses; (vi) withholding, as required by federal law, taxes on shareholder accounts, disbursing income dividends and capital gains distributions to shareholders, preparing, filing and mailing U.S. Treasury Department Forms 1099, 1042, and 1042S and performing and paying backup withholding as required for all shareholders; (vii) preparing and mailing confirmation forms to shareholders and dealers, as instructed, for all purchases and liquidations of shares of the Trust and other transactions in shareholders' accounts requiring confirmation under applicable law;
         (viii) recording reinvestment of dividends and distributions in Shares;
         (ix) providing or making available on-line daily and monthly reports as both are regularly provided by the TA2000TM System and as requested by the Trust or its management company; (x) maintaining those records necessary to carry out BOSTON FINANCIAL's duties hereunder, including all information reasonably required by the Trust to account for all transactions in the Shares, (xi) calculating the appropriate sales charge with respect to each purchase of the Shares as set forth in the prospectus for the Trust, determining the portion of each sales charge payable to the dealer participating in a sale in accordance with schedules delivered to BOSTON FINANCIAL by the Trust's principal underwriter or distributor (hereinafter "principal underwriter") from time to time, disbursing dealer commissions collected to such dealers, determining the portion of each sales charge payable to such principal underwriter and disbursing such commissions to the principal underwriter; (xii) receiving correspondence pertaining to any former, existing or new shareholder account, processing such correspondence for proper recordkeeping, and responding promptly to shareholder correspondence; (xiii) mailing to dealers confirmations of wire order trades; mailing copies of shareholder statements to shareholders and dealers in accordance with the Trust's instructions; (xiv) processing, generally on the date of receipt, purchases or redemptions or instructions to settle any mail or wire order purchases or redemptions received in proper order as set forth in the prospectus, rejecting promptly any requests not received in proper order (as defined by the Trust, the Trust's agents or prospectus, or the Procedures, as hereinafter defined), and causing exchanges of shares to be executed in accordance with the Trust's instructions and prospectus, the Procedures and the general exchange privilege applicable; (xv) operating the order desk on behalf of the Trust for the purpose of taking trade orders from broker-dealers and institutions, confirming orders on "T+1" (Trade Date Plus One), monitoring the settlement of such orders and advising the Trust once such orders become delinquent based upon the Trust's guidelines; and (xvi) monitoring "as of's" and advising broker-dealers of the necessity to reimburse the Trust when the as of loss from a transaction exceeds the thresholds established by the Trust.

         E. At the request of Trust, BOSTON FINANCIAL shall use reasonable efforts to provide the services set forth in Section 4.D. other than through BOSTON FINANCIAL's usual methods and procedures to utilize the TA2000 System, that is by performing services requiring more manual intervention by BOSTON FINANCIAL, either in the entry of data or in the modification or amendment of reports generated by the TA2000 System, or where information is provided to BOSTON FINANCIAL after the commencement of the nightly processing cycle of the TA2000 System, thereby decreasing the effective time for performance by BOSTON FINANCIAL (the "Exception Services").

         F. BOSTON FINANCIAL shall use reasonable efforts to provide, reasonably promptly under the circumstances, the same services with respect to any new, additional functions or features or any changes or improvements to existing functions or features as provided for in the Trust's instructions, prospectus or application as amended from time to time, for the Trust; provided (i) BOSTON FINANCIAL is advised in advance by the Trust of any changes therein and (ii) the TA2000TM System and the mode of operations utilized by BOSTON FINANCIAL, as then constituted, supports such additional functions and features. If any addition to, improvement of or change in the features and functions currently provided by the TA2000TM System or the operations as requested by the Trust requires an enhancement or modification to the TA2000TM System or to operations as presently conducted by BOSTON FINANCIAL, BOSTON FINANCIAL shall not be liable therefor until such modification or enhancement is installed on the TA2000TM System or new mode of operation is instituted. If any new, additional function or feature or change or improvement to existing functions or features or new service or mode of operation requested by the Trust (and which is not covered by Section 24 of this Agreement) measurably increases BOSTON FINANCIAL's cost of performing the services required hereunder at the current level of service, BOSTON FINANCIAL shall advise the Trust of the amount of such increase and if the Trust elects to utilize such function, feature or service, BOSTON FINANCIAL shall be entitled to increase its fees by the amount of the increase in costs. In no event shall BOSTON FINANCIAL be responsible for or liable to provide any additional function, feature, improvement or change in method of operation requested by the Trust until it has consented thereto in writing.

         G. The Trust shall have the right to add all new Funds of the Trust to the TA2000TM System, provided that the Trust provides BOSTON FINANCIAL with at least thirty (30) days' prior written notice and provided, further, that the requirements of the new series are generally consistent with services then being provided by BOSTON FINANCIAL under this Agreement. Rates or charges for additional Funds shall be as set forth in Exhibit A, as hereinafter defined, for the remainder of the contract term except as such Fund uses functions, features or characteristics for which BOSTON FINANCIAL has imposed an additional charge as part of its standard pricing schedule. In the latter event, rates and charges shall be in accordance with BOSTON FINANCIAL's then-standard pricing schedule.

         H. BOSTON FINANCIAL shall maintain a quality control process designed to provide a consistent level of quality and timeliness for its transaction processing. BOSTON FINANCIAL's performance of the Services under this Agreement will be measured against service level standards ("SLAs"), which will be established in good faith by mutual written agreement of the parties and shall be made a part of this Agreement as
         Schedule 4.H once completed and agreed to by all parties. Following the establishment and implementation of the SLAs, BOSTON FINANCIAL shall provide to the Trust, a monthly report with respect to BOSTON FINANCIAL's processing against the SLAs. In order that BOSTON FINANCIAL may reasonably estimate the staffing needed to maintain the SLAs, the Trust agrees to use its best efforts to communicate to BOSTON FINANCIAL all sales and volume projections prior to the beginning of each quarter and to provide the BOSTON FINANCIAL with advance notice of any product development, sales or marketing campaigns that the Trust determines may materially impact the volume of transactions in the Funds. The parties agree to work together to resolve any performance issues in good faith. The parties annually shall review and discuss the SLAs and shall make such changes therein as to which they mutually agree. The parties agree that the SLAs shall not apply to, and shall not be calculated for, any particular day when: (i) the TA2000(TM) System or any computer hardware or software, which is substantially required for the performance of the Services, is unavailable for more than sixty (60) minutes, provided that such unavailability is beyond BOSTON FINANCIAL's reasonable control and BOSTON FINANCIAL notifies the Trust promptly of such unavailability; (ii) there is a failure or unavailability of communication lines outside of BOSTON FINANCIAL's facilities; (iii) there is a disaster that requires BOSTON FINANCIAL to process at its disaster recovery site or when BOSTON FINANCIAL's transaction processing is impeded by an event described in Section 15 hereof; or
         (iv) the failure to perform is caused by third parties (including the Trust) whose actions are beyond BOSTON FINANCIAL's reasonable control.

5. LIMIT OF AUTHORITY.

       Unless otherwise expressly limited by the resolution of appointment or by subsequent action by the Trust, the appointment of BOSTON FINANCIAL as Transfer Agent will be construed to cover the full amount of authorized Shares of the class or classes for which BOSTON FINANCIAL is appointed as the same will, from time to time, be constituted, and any subsequent increases in such authorized amount.

       In case of such increase the Trust will file with BOSTON FINANCIAL:

         A. If the appointment of BOSTON FINANCIAL was theretofore expressly limited, a certified copy of a resolution of the Board of Trustees of the Trust increasing the authority of BOSTON FINANCIAL;

         B. A certified copy of the amendment to the Declaration of Trust of the Trust authorizing the increase of stock;

         C. A certified copy of the order or consent of each governmental or regulatory authority required by law to consent to the issuance of the increased stock, or an opinion of counsel that the order or consent of no other governmental or regulatory authority is required;

         D. Opinion of counsel for the Trust stating:

          (1) The status of the additional Shares of the Trust under the `33 Act and any other applicable federal or state statute; and

          (2) That the additional shares are, or when issued will be, validly issued, fully paid and non-assessable.

6. COMPENSATION AND EXPENSES.

          A. In consideration for its services hereunder as Transfer Agent and Dividend Disbursing Agent, the Trust will pay to BOSTON FINANCIAL, from time to time, a reasonable compensation for all services rendered as Agent and, also, all BOSTON FINANCIAL's reasonable billable out-of-pocket expenses or disbursements ("Compensation and Expenses") incurred in connection with the agency. "Expenses" are more fully described in Section 6.B. of this Agreement. Such Compensation and Expenses are set forth in a separate schedule previously agreed to by the Trust and BOSTON FINANCIAL, a copy of which is attached hereto as Exhibit A. If the Trust has not paid such Compensation and Expenses to BOSTON FINANCIAL within a reasonable time, BOSTON FINANCIAL may charge against any monies held under this Agreement, the amount of any Compensation and Expenses for which it shall be entitled to reimbursement under this Agreement.

          B. The Trust also agrees promptly to reimburse BOSTON FINANCIAL for all reasonable billable out-of-pocket expenses or disbursements incurred by BOSTON FINANCIAL in connection with the performance of services under this Agreement including, but not limited to: expenses for postage; express delivery services; freight charges; envelopes, checks, drafts, forms (continuous or otherwise); specially requested reports and statements; telephone calls; telegraphs; stationery supplies; counsel fees incurred in connection with the review of the legal sufficiency of documentation provided by a shareholder or otherwise as to the advisability of complying with the request or instruction of a shareholder or person purporting to act on behalf of a shareholder (provided that BOSTON FINANCIAL provides the Trust with reasonable advance notice of any such request and permits the Trust to elect to undertake its own review of the legal sufficiency of such documentation or as to the advisability of complying with such request or instruction); outside printing and mailing firms (including DST Output, Inc. and its affiliates ("DST Output"); magnetic tapes, reels or cartridges (if sent to the Trust or to a third party at the Trust's request) and magnetic tape handling charges; off-site record storage and media for storage of records (e.g., microfilm, microfiche, optical platters, computer tapes); computer equipment installed at the Trust's request at the Trust's or a third party's premises; telecommunications equipment and telephone/telecommunication lines between the Trust and its agents, on one hand, and BOSTON FINANCIAL on the other; proxy soliciting, processing and/or tabulating costs; transmission of statement data for remote printing or processing other than by DST Output (at a charge of .035/record); and National Securities Clearing Corporation ("NSCC") transaction fees to the extent any of the foregoing are paid or incurred by BOSTON FINANCIAL. The Trust agrees to pay postage expenses at least one day in advance if so requested. In addition, any other expenses incurred by BOSTON FINANCIAL at the request or with the consent of the Trust will be promptly reimbursed by the Trust.

          C. Amounts due hereunder shall be due and paid on or before the sixtieth (60th) calendar day after receipt of the invoice therefor by the Trust (the "Due Date"). The Trust is aware that its failure to pay all amounts in a timely fashion so that they will be received by BOSTON FINANCIAL on or before the Due Date will give rise to costs to BOSTON FINANCIAL not contemplated by this Agreement, including but not limited to carrying, processing and accounting charges. Accordingly, subject to Section 6.D. hereof, in the event that during any twelve
          (12) month period the Trust pays any four (4) or more of its invoices after their respective Due Dates, then BOSTON FINANCIAL may charge and the Trust shall pay a late charge for any future invoices paid after the applicable Due Date and such late charge shall be equal to the lesser of the maximum amount permitted by applicable law or the London Interbank Overnight Rate times the amount overdue, times the number of days from the Due Date up to and including the day on which payment is received by BOSTON FINANCIAL. The parties hereby agree that such late charge represents a fair and reasonable computation of the costs incurred by reason of late payment or payment of amounts not properly due. Acceptance of such late charge shall in no event constitute a waiver of the Trust's or BOSTON FINANCIAL's default or prevent the non-defaulting party from exercising any other rights and remedies available to it.

          D. In the event that any charges are disputed, the Trust shall, on or before the Due Date, pay all undisputed amounts due hereunder and notify BOSTON FINANCIAL in writing of any disputed charges for billable expenses that it is disputing in good faith. Payment for such disputed charges shall be due on or before the close of the fifth
          (5th) business day after the day on which BOSTON FINANCIAL provides to the Trust documentation which an objective observer would agree reasonably supports the disputed charges (the "Revised Due Date"). Late charges shall not begin to accrue as to charges disputed in good faith until the first business day after the Revised Due Date.

          E. The fees and charges set forth on Exhibit A shall increase or may be increased as follows:

(1) On the first day of each anniversary of this Agreement, subject to Note E of Exhibit A;

               (2) BOSTON FINANCIAL may increase the fees and charges set forth on Exhibit A upon at least ninety (90) days prior written notice, if changes in existing laws, rules or regulations: (i) require substantial system modifications or (ii) materially increase BOSTON FINANCIAL's cost of performance hereunder;

               (3) BOSTON FINANCIAL may charge for additional features of TA2000 used by the Trust which features are not consistent with the Trust's current processing requirements; and

               (4) In the event BOSTON FINANCIAL, at the Trust's request or direction, performs Exception Services, BOSTON FINANCIAL shall be entitled to increase the fees and charges for such Exception Services from those set forth on Exhibit A to the extent such Exception Services increase BOSTON FINANCIAL's cost of performance. This provision shall not apply to the Exception Services, if any, being provided as of the date of this Agreement, which the parties shall mutually agree upon and set forth on Schedule 6.E.(4) to this Agreement.

         If BOSTON FINANCIAL notifies the Trust of an increase in fees or charges pursuant to subparagraph (2) of this Section 6.E., the parties shall confer, diligently and in good faith and agree upon a new fee to cover the amount necessary, but not more than such amount, to reimburse BOSTON FINANCIAL for the Trust's aliquot portion of the cost of developing the new software to comply with regulatory charges and for the increased cost of operation.

         If BOSTON FINANCIAL notifies the Trust of an increase in fees or charges under subparagraphs (3) or (4) of this Section 6.E., the parties shall confer, diligently and in good faith, and agree upon a new fee to cover such new Trust feature.

7. OPERATION OF THE TA2000(TM) SYSTEM.

In connection with the performance of its services under this Agreement, BOSTON FINANCIAL is responsible for such items as:

          A. That entries in BOSTON FINANCIAL's records, and in the Trust's records on the TA2000(TM) System created by BOSTON FINANCIAL and
          BOSTON FINANCIAL's affiliates, accurately reflect the orders, instructions, and other information received by BOSTON FINANCIAL and such affiliates from the Trust, the Trust's distributor, manager or principal underwriter, or any successor of any of the foregoing (all hereinafter referred to as "JPM") and its affiliates, entities from whom JPM or the Trust have directed BOSTON FINANCIAL to accept orders, instructions or other information, the Trust's investment adviser, banks or other entities which BOSTON FINANCIAL has been advised by the Trust or JPM are affiliated with or a correspondent of JPM, or the Trust's administrator (each of the foregoing being an "Authorized Person"), broker-dealers or shareholders (existing or new). BOSTON FINANCIAL has currently been instructed, by way of example and not limitation, to accept telephone instructions from any person reasonably believed by BOSTON FINANCIAL to be a representative of an
          Authorized  Person,  to accept  third  party  checks  initiated  by or received from or through a broker/dealer or a JPM-customer relationship, to accept transactions and documentation by fax in accordance with the guidelines established by an Authorized Person, to allow corporations, partnerships, trusts and other accounts not registered in the name of a single individual and individually owned accounts to have telephone or "VOICE" transaction processing privileges (the "Privileges"), to establish Privileges on all accounts unless the establishing shareholder explicitly directs that telephone exchanges and redemptions not be permitted and to accept and to effectuate transmissions and trades entered on a remote basis by JPM and banks affiliated with JPM (without verification of the contents of such transmissions and trades);

          B. That shareholder lists, shareholder account verifications, confirmations and other shareholder account information to be produced from its records or data be available and accurately reflect the data in the Trust's records on the TA2000TM System;

          C. The accurate and timely issuance of dividend and distribution checks in accordance with instructions received from the Trust and the data in the Trust's records on the TA2000TM System;

          D. That redemption transactions and payments be effected timely, to be processed under normal circumstances on the day of receipt, and accurately in accordance with redemption instructions received by BOSTON FINANCIAL from Authorized Persons, broker-dealers or shareholders and the data in the Trust's records on the TA2000TM System;

          E. The deposit daily in the Trust's appropriate special bank account of all checks and payments received by BOSTON FINANCIAL from NSCC, broker-dealers or shareholders for investment in shares;

          F. Notwithstanding anything herein to the contrary, with respect to "as of" adjustments, BOSTON FINANCIAL will not assume one hundred percent (100%) responsibility for losses resulting from "as of's" due to clerical errors or misinterpretations of shareholder instructions, but BOSTON FINANCIAL will discuss with the Fund BOSTON FINANCIAL's accepting liability for an "as of" on a case-by-case basis and will accept financial responsibility for a particular situation resulting in a financial loss to the Fund where such loss is "material", as hereinafter defined, and, under the particular facts at issue, BOSTON FINANCIAL's conduct was culpable and BOSTON FINANCIAL's conduct is the sole cause of the loss. A loss is "material" for purposes of this
          Section 7.F. when it results in a pricing error on a particular transaction which is (i) greater than a negligible amount per shareholder, (ii) equals or exceeds one ($.01) full cent per share times the number of shares outstanding or (iii) equals or exceeds the product of one-half of one percent (1/2%) times the Fund's Net Asset Value per share times the number of shares outstanding (or, in case of
          (ii) or (iii), such other amounts as may be adopted by applicable accounting or regulatory authorities from time to time). If the net effect of the "as of" transactions that are determined to be caused by BOSTON FINANCIAL is negative and exceeds the above limit, then BOSTON FINANCIAL shall promptly contact the Trust and the Fund accountants. BOSTON FINANCIAL will work with the Trust and the Fund accountants to determine what, if any, impact the threshold break has on the Fund's Net Asset Value and what, if any, further action is required. These further actions may include but are not limited to, the Fund re-pricing the affected day(s), BOSTON FINANCIAL re-processing, at its expense, all affected transactions in the Fund that took place during the period or a payment to the Fund. The Fund agrees to work in good faith with BOSTON FINANCIAL and wherever possible, absent a regulatory prohibition or other mutually agreed upon reason, the Fund agrees to re-price the affected day(s) and to allow BOSTON FINANCIAL to re-process the affected transactions. When such re-pricing and re-processing is not possible, and when BOSTON FINANCIAL must contribute to the settlement of a loss, BOSTON FINANCIAL's responsibility will commence with that portion of the loss over $0.0049 per share calculated on the basis of the total value of all shares owned by the affected portfolio (i.e., on the basis of the value of the shares of the total portfolio, including all classes of that portfolio, not just those of the affected class) and BOSTON FINANCIAL will make such account adjustments and take such other action as is necessary to compensate shareholders for shareholder losses and reimburse the Fund for the amount of Fund losses in accordance with the foregoing standards. If BOSTON FINANCIAL contributes to the settlement of a loss, the amount paid by BOSTON FINANCIAL shall be deducted from the amount of any accumulated losses calculated in the fiscal year monitoring process described below. BOSTON FINANCIAL will monitor all portfolios across share classes to determine the accumulated gain or loss effect of "as-of trades" caused solely by the transfer agent. At the fiscal year end of each portfolio, if the portfolio has an accumulated loss across share classes that is attributed to the transfer agent, then BOSTON FINANCIAL shall pay to the Fund the amount of such loss in excess of $.0049 per share calculated on the basis of the total value of all shares owned by the affected portfolio (i.e., on the basis of the value of the shares of the total portfolio, including all classes of that portfolio, not just those of the affected class). If at the end of the fiscal year, a portfolio has accumulated a gain across share classes, that gain will remain with the Fund.

          G. The requiring of proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the opening of shareholder accounts, transfers, redemptions and other shareholder account transactions, all in conformance with BOSTON
          FINANCIAL's present procedures as set forth in its Legal Manual (collectively the "Procedures") with such changes or deviations therefrom as may be from time to time required or approved by the Trust, its investment adviser or principal underwriter, or its or BOSTON FINANCIAL's counsel and the rejection of orders or instructions not in good order in accordance with the applicable prospectus or the Procedures; and

          H. The maintenance of a current, duplicate set of the Trust's essential records at a secure separate location, in a form available and usable forthwith in the event of any breakdown or disaster disrupting its main operation.

8.          INDEMNIFICATION.

          A. BOSTON FINANCIAL shall at all times use reasonable care, due diligence and act in good faith in performing its duties under this Agreement and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement. BOSTON FINANCIAL shall provide its services hereunder in accordance with the '34 Act, and other laws, rules and regulations of governmental authorities having jurisdiction over BOSTON FINANCIAL. In the absence of bad faith, willful misconduct, knowing or reckless violations of applicable law pertaining to the manner in which transfer agency services are to be performed by BOSTON FINANCIAL (excluding any violations arising directly or indirectly out of the actions or omissions to act of third parties unaffiliated with BOSTON FINANCIAL), reckless disregard of the performance of its duties, or negligence on its part, BOSTON FINANCIAL shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement. For those activities or actions delineated in the Procedures, BOSTON FINANCIAL shall be presumed to have used reasonable care, due diligence and acted in good faith if it has acted in accordance with the Procedures, copies of which have been provided to the Trust and reviewed and approved by the Trust's counsel, as amended from time to time with approval of Trust's counsel, or for any deviation therefrom approved by the Trust or BOSTON FINANCIAL counsel.

          B. BOSTON FINANCIAL shall not be responsible for, and the Trust shall indemnify and hold BOSTON FINANCIAL harmless from and against, any and all losses, damages, reasonable costs, reasonable charges, reasonable counsel fees, payments, reasonable expenses and liability (the "Adverse Consequences") which may be asserted against BOSTON FINANCIAL or for which BOSTON FINANCIAL may be held to be liable, arising out of or attributable to:

            (1) All actions of BOSTON FINANCIAL required to be taken by BOSTON FINANCIAL pursuant to this Agreement, provided that BOSTON FINANCIAL has acted in good faith and with due diligence and reasonable care;

            (2) The Trust's refusal or failure to comply with the terms of this Agreement, the Trust's negligence or willful misconduct, or the breach of any representation or warranty of the Trust hereunder;

            (3) The good faith reliance on, or the carrying out of, any written or oral instructions or requests of persons designated by the Trust in writing (see Exhibit B) from time to time as authorized to give instructions on its behalf or representatives of an Authorized Person or BOSTON FINANCIAL's good faith reliance on, or use of, information, data, records and documents received from, or which have been prepared and/or maintained by the Trust, its investment advisor, its sponsor or its principal underwriter;

            (4) Defaults by dealers or shareowners with respect to payment for share orders previously entered;

            (5) The offer or sale of Shares in violation of any requirement under federal securities laws or regulations or the securities laws or regulations of any state or in violation of any stop order or other determination or ruling by any federal agency or state with respect to the offer or sale of such shares in such state (unless such violation results from BOSTON FINANCIAL's failure to comply with written instructions of the Trust or of any officer of the Trust that no offers or sales be input into the Trust's securityholder records in or to residents of such state);

            (6) Any error or mistake of the Trust, any Authorized Person, and any agent designated by the Trust in the use of the TA2000TM System, the data center, computer and related equipment used to access the TA2000TM System (the "DST Facilities"), and control procedures relating thereto in the verification of output and in the remote input of data;

            (7) Errors, inaccuracies, and omissions in, or errors, inaccuracies or omissions of BOSTON FINANCIAL arising out of or resulting from such errors, inaccuracies and omissions in, the Trust's records, shareholder and other records, delivered to BOSTON FINANCIAL hereunder by the Trust or its prior agent(s);

            (8) Actions or omissions to act by the Trust or agents designated by the Trust with respect to duties assumed thereby as provided for in
            Section 21 hereof; and

            (9) BOSTON FINANCIAL's performance of Exception Services except where BOSTON FINANCIAL acted or omitted to act in bad faith, with reckless disregard of its obligations or with negligence.

            (10) The Trust's breach or violation of the Ethical Hack Guidelines (as hereinafter defined) of BOSTON FINANCIAL and/or its affiliates.

          C. Except where BOSTON FINANCIAL is entitled to indemnification  under
          Section 8.B. hereof and with respect to "as of's" set forth in Section 7.F., BOSTON FINANCIAL shall indemnify and hold the Trust harmless from and against any and all Adverse Consequences arising out of BOSTON FINANCIAL's failure to comply with the terms of this Agreement or arising out of or attributable to BOSTON FINANCIAL's negligence, willful misconduct or reckless disregard of its obligations under this Agreement or BOSTON FINANCIAL's breach of any of its representations or warranties under this Agreement. In the event that any claim is asserted against BOSTON FINANCIAL under this Agreement for any reason other than BOSTON FINANCIAL's bad faith or willful misconduct, BOSTON FINANCIAL's aggregate liability during any term of this Agreement with respect to, arising from or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, shall be limited and shall be determined as set forth on Schedule 8.C. attached hereto.

          D. EXCEPT FOR INTENTIONAL MALEVOLENT VIOLATIONS1 OF SECTION 23, IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO ANYONE, INCLUDING, WITHOUT LIMITATION TO THE OTHER PARTY, FOR CONSEQUENTIAL DAMAGES FOR ANY ACT OR FAILURE TO ACT UNDER ANY PROVISION OF THIS AGREEMENT EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

          E. Promptly after receipt by an indemnified person of notice of the commencement of any action, such indemnified person will, if a claim in respect thereto is to be made against an indemnifying party hereunder, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying Party will not relieve an indemnifying party from any liability that it may have to any indemnified person for contribution or otherwise under the indemnity agreement contained herein except to the extent it is prejudiced as a proximate result of such failure to timely notify. In case any such action is brought against any indemnified person and such indemnified person seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, assume the defense thereof (in its own name or in the name and on behalf of any indemnified party or both with counsel reasonably satisfactory to such indemnified person); provided, however, if the defendants in any such action include both the indemnified person and an indemnifying party and the indemnified person shall have reasonably concluded that there may be a conflict between the positions of the indemnified person and an indemnifying party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified persons which are inconsistent with those available to an indemnifying party, the indemnified person or indemnified persons shall have the right to select one separate counsel (in addition to local counsel) to assume such legal defense and to otherwise participate in the defense of such action on behalf of such indemnified person or indemnified persons at such indemnified party's sole expense. Upon receipt of notice from an indemnifying party to such indemnified person of its election so to assume the defense of such action and approval by the indemnified person of counsel, which approval shall not be unreasonably withheld (and any disapproval shall be accompanied by a written statement of the reasons therefor), the indemnifying party will not be liable to such indemnified person hereunder for any legal or other expenses subsequently incurred by such indemnified person in connection with the defense thereof. An indemnifying party will not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified persons are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified person from all liability arising out of such claim, action, suit or proceeding. An indemnified party will not, without the prior written consent of the indemnifying party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder. If it does so, it waives its right to indemnification therefor.

          F. In any case an indemnifying person may be asked to indemnify or save an indemnified person harmless, the indemnified person shall use reasonable care to (i) fully and promptly advise the indemnifying person of all pertinent facts concerning the situation in question, and (ii) timely advise the indemnifying person of any matter as to which the indemnified person is aware that a claim which may give rise to Adverse Consequences has been asserted or is being threatened and appears reasonably likely to be asserted.

9.          CERTAIN COVENANTS OF BOSTON FINANCIAL AND THE TRUST.

          A. All requisite steps will be taken by the Trust from time to time when and as necessary to register the Shares for sale in all states in which the Shares shall at the time be offered for sale and require registration. If at any time the Trust receives notice of any stop order or other proceeding in any such state affecting such registration or the sale of the Shares, or of any stop order or other proceeding under the federal securities laws affecting the sale of the Shares, the Trust will give prompt notice thereof to BOSTON FINANCIAL.

          B. BOSTON FINANCIAL hereby agrees to perform such transfer agency functions as are set forth in Section 4.D. above, to establish and to maintain facilities and procedures reasonably acceptable to the Trust for safekeeping of Certificates, check forms, and facsimile signature imprinting devices, if any, and for the preparation or use, and the keeping account of, such Certificates, forms and devices, and to carry such insurance as BOSTON FINANCIAL considers adequate and reasonably available, such consideration to be consistent with standards of commercial reasonableness.

          C. To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and Rules thereunder, BOSTON FINANCIAL agrees that all records maintained by BOSTON FINANCIAL relating to the services to be performed by BOSTON FINANCIAL under this Agreement are the property of the Trust and will be preserved and will be surrendered promptly to the Trust on request.

          D. BOSTON FINANCIAL agrees to furnish the Trust with a report in accordance with Statements on Auditing Standards No. 70 (the "SAS 70 Report") as well as such other publicly available financial information about itself or its affiliates and any reports and information relating to BOSTON FINANCIAL's policies and procedures and its compliance with such policies and procedures and with the laws applicable to its business and services as the Trust may reasonably request. BOSTON FINANCIAL further agrees that upon request by the Trust, not more than once each year, it will review with the Trust such information as is necessary to demonstrate BOSTON FINANCIAL's current financial status. As a continuing obligation of BOSTON FINANCIAL throughout the term of this Agreement, BOSTON FINANCIAL agrees to notify the Trust (unless legally prohibited from so doing) of any claims that BOSTON FINANCIAL reasonably believes would materially adversely affect the ability of BOSTON FINANCIAL to provide the services required under this Agreement.

          E. BOSTON FINANCIAL represents and agrees that it will use its best efforts within reasonable limits to keep current on the trends of the investment company industry relating to shareholder services and will use its best efforts to continue to modernize and improve. Notwithstanding the foregoing, (i) BOSTON FINANCIAL shall not be liable for failing to make any modification or improvement as to the necessity of which the Trust has not advised BOSTON FINANCIAL in writing and (ii) for any delay in the implementation of such modification or improvement where BOSTON FINANCIAL reasonably requires more time than was permitted by circumstances or such regulations.

          F. BOSTON FINANCIAL will permit the Trust and its authorized representatives, including its chief compliance officer, to make periodic inspections of its operations and its policies and procedures as such would involve the Trust at reasonable times during business hours subject to such authorized representatives' execution of a confidentiality agreement provided by BOSTON FINANCIAL.

          G. BOSTON FINANCIAL agrees to use its best efforts to provide in Kansas City, MO at the Trust's expense two (2) man weeks of training for designated personnel in connection with use and operation of the TA2000TM System for the Trust. All travel and reimbursable expenses incurred by the Trust's personnel in connection with and during training at BOSTON FINANCIAL's Facility or DST's Facility shall be borne by the Trust. At the Trust's option and expense, BOSTON FINANCIAL also agrees to use its best efforts to provide an additional two (2) man weeks of training at the Trust's facility for the Trust's personnel in connection with the conversion to the TA2000TM System. Reasonable travel, per diem and reimbursable expenses incurred by BOSTON FINANCIAL personnel in connection with and during training at the Trust's facility or in connection with the conversion shall be borne by the Trust.

          H. BOSTON FINANCIAL shall reasonably cooperate with the Trust's independent public accountants and the Trust's chief compliance officer and shall take all reasonable action in the performance of its obligations under this Agreement to assure that access to all readily necessary information and compliance personnel is made available to such accountants and to the Trust's chief compliance officer, for the expression of the accountants' opinion and the evaluation of the effectiveness of BOSTON FINANCIAL's compliance controls, as such may be required from time to time. Special reports or information may be charged for. A report is "Special" if it is not regularly produced by TA2000TM or requires special programming.

          I. Ethical Hack. The parties have agreed that the Trust may conduct an Ethical Hack, as part of the Trust's normal information security due diligence review and compliance solely in accordance with the Ethical Hack Guidelines or BOSTON FINANCIAL and/or its affiliates (the "Ethical Hack Guidelines") a copy of which are attached hereto and incorporated herein by reference as if fully set forth as Exhibit E. The Trust agrees that any such Ethical Hack shall be performed strictly in accordance with such Ethical Hack Guidelines. If vulnerabilities are identified, then as part of the Services BOSTON FINANCIAL and/or its affiliates shall promptly (i) document the system remediation proposal, (ii) provide the Trust with such documentation and reports on the status of modifications to correct such vulnerabilities, and (iii) implement such remediation modifications as may be required.

          J. BOSTON FINANCIAL will provide assistance to and cooperate with the Trust during any government or Trust directed audits (including audits arranged by the Trust in connection with the implementation and administration of the Trust's compliance policies and procedures) and regulatory examinations of the Trust's records and accounts maintained by BOSTON FINANCIAL in accordance with reasonable procedures and at reasonable frequencies. For purposes of such regulatory examinations or audits, at the request the Trust, BOSTON FINANCIAL will make available,  during normal  business  hours,  all  reasonably  required records, data and operating processes for review by (i) the representatives of the appropriate regulatory agencies and/or (ii) any auditors. The Trust understands and agrees that all auditors will be required by BOSTON FINANCIAL to execute a confidentiality agreement prior to being given access to such records, data and operating processes.

          K. Upon request of the Trust, BOSTON FINANCIAL will provide to the Trust on a semi-annual or quarterly basis a Sarbanes-Oxley certification with respect to BOSTON FINANCIAL's performance of the services and its internal controls related thereto. In addition, upon request of the Trust, BOSTON FINANCIAL will provide to the Trust a certification under Rule 38a-1 of the federal securities rules with respect to the compliance provisions required by that Rule.

10.         RECAPITALIZATION OR READJUSTMENT.

In case of any recapitalization, readjustment or other change in the capital structure of the Trust requiring a change in the form of Certificates, BOSTON FINANCIAL will issue or register Certificates in the new form in exchange for, or in transfer of, the outstanding Certificates in the old form, upon receiving:

         A. Written instructions from an officer of the Trust;

         B. Certified copy of the amendment to the Declaration of Trust or other document effecting the change;

         C. Certified copy of the order or consent of each governmental or regulatory authority, required by law to the issuance of the stock in the new form, and an opinion of counsel that the order or consent of no other government or regulatory authority is required;

         D. Specimens of the new Certificates in the form approved by the Board of Trustees of the Trust, with a certificate of the Secretary of the Trust as to such approval;

         E. Opinion of counsel for the Trust stating:

                  (1) The status of the shares of stock of the Trust in the new form under the '33 Act, as amended and any other applicable federal or state statute; and

                  (2) That the issued shares in the new form are, and all unissued shares will be when registered, validly issued, fully paid and nonassessable.

11. CERTIFICATES.

The Trust will furnish BOSTON FINANCIAL with a sufficient supply of blank Certificates and from time to time will renew such supply upon the request of BOSTON FINANCIAL. Such Certificates will be signed manually or by facsimile signatures of the officers of the Trust authorized by law and by bylaws to sign Certificates, and if required, will bear the corporate seal or facsimile thereof.

12. DEATH, RESIGNATION OR REMOVAL OF SIGNING OFFICER.

The Trust will file promptly with BOSTON FINANCIAL written notice of any change in the officers authorized to sign Certificates, written instructions or requests, together with a revised Exhibit B. In case any officer of the Trust who will have signed manually or whose facsimile signature will have been affixed to blank Certificates will die, resign, or be removed prior to the issuance of such Certificates, BOSTON FINANCIAL may issue or register such Certificates as the Certificates of the Trust notwithstanding such death, resignation, or removal, until specifically directed to the contrary by the Trust in writing. In the absence of such direction, the Trust will file promptly with BOSTON FINANCIAL such approval, adoption, or ratification as may be required by law.

13. FUTURE AMENDMENTS OF DECLARATION OF TRUST AND BYLAWS.

The Trust will promptly file with BOSTON FINANCIAL copies of all material amendments to its Declaration of Trust or Bylaws made after the date of this Agreement.

14. INSTRUCTIONS, OPINION OF COUNSEL AND SIGNATURES.

Any time BOSTON FINANCIAL shall be in doubt as to any proposed or requested action to be taken or omitted by it, BOSTON FINANCIAL may consult with any person authorized by the Trust to give instructions to BOSTON FINANCIAL relating to the particular proposed or requested action to be taken or omitted. BOSTON FINANCIAL may with the approval of a Trust officer consult with legal counsel for the Trust or may consult with BOSTON FINANCIAL's own legal counsel at BOSTON FINANCIAL's own expense, with respect to any matter involving a question of law involved in any action to be taken or omitted by BOSTON FINANCIAL in connection with the agency. BOSTON FINANCIAL will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. Notwithstanding the foregoing, the Trust shall reimburse BOSTON FINANCIAL for outside counsel fees incurred in connection with the review of the legal sufficiency of documentation provided by a shareholder or otherwise as to the advisability of complying with the request of a shareholder or person purporting to act on behalf of a shareholder so long as BOSTON FINANCIAL has complied with the requirements set forth in Section 6.B. BOSTON FINANCIAL will be protected in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons and will not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust. It will also be protected in recognizing Certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Trust, and the proper countersignature of any former Transfer Agent or Registrar, or of a co-Transfer Agent or co-Registrar.

15.      FORCE MAJEURE AND DISASTER RECOVERY PLANS.

          A. BOSTON FINANCIAL shall not be responsible or liable for its failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: any interruption, loss or malfunction or any utility, transportation, computer (hardware or software) or communication service; a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection; or any other cause, contingency, circumstance or delay not subject to BOSTON FINANCIAL's reasonable control which prevents or hinders BOSTON FINANCIAL's performance hereunder.

          B. BOSTON FINANCIAL will maintain a comprehensive business continuity plan and will provide an executive summary of such plan upon reasonable request of the Trust. BOSTON FINANCIAL will test the adequacy of its business continuity plan at least annually and upon request, the Trust may participate in such test. Upon request by the Trust, BOSTON FINANCIAL will provide the Trust with a letter assessing the most recent business continuity test results. In the event of a business disruption that materially impacts BOSTON FINANCIAL's provision of services under this Agreement, BOSTON FINANCIAL will notify the Trust of the disruption and the steps being implemented under the business continuity plan. If the Trust reasonably determines that BOSTON FINANCIAL has not or cannot put its disaster recovery plan in place quickly enough to meet the Trust's needs or is otherwise unable to provide equal access to such Services, BOSTON FINANCIAL shall promptly provide reasonable assistance and support to the Trust, at the Trust's expense, in seeking such services from an alternative source.

          C. BOSTON FINANCIAL's affiliate, DST, currently maintains a recovery facility for use in event of a disaster rendering the DST Facilities inoperable (the "DST Recovery Facility"). DST has developed and is continually revising business contingency plans (the "DST Business
          Contingency Plan") detailing which, how, when, and by whom data maintained at DST Facilities will be installed and operated at the Recovery Facility. BOSTON FINANCIAL will provide an executive summary of the DST Business Contingency Plan upon reasonable request of the Trust. Provided the Trust is paying its pro rata portion of the charge therefor, BOSTON FINANCIAL would, in event of a disaster rendering the DST's Facility inoperable, instruct DST to use reasonable efforts to convert the TA2000TM System containing the designated Trust data to the computers at the Recovery Facility in accordance with the then current DST Business Contingency Plan.

          D. BOSTON FINANCIAL also currently maintains, separate from the area in which the operations that provides the services to the Trust hereunder are located, a Crisis Management Center consisting of phones, computers and the other equipment necessary to operate a full service transfer agency business in the event one of its operations areas is rendered inoperable. The transfer of operations to other operating areas or to the Crisis Management Center is covered in BOSTON FINANCIAL's Business Contingency Plan.

16.      CERTIFICATION OF DOCUMENTS.

The required copy of the Declaration of Trust or Articles of Incorporation of the Trust and copies of all amendments thereto will be certified by the Secretary of State (or other appropriate official) of the State of Incorporation, and if such Declaration of Trust and amendments are required by law to be also filed with a county, city or other officer of official body, a certificate of such filing will appear on the certified copy submitted to BOSTON FINANCIAL, provided, however, that if the Trust is not required to file the Declaration of Trust with the State of Incorporation, but is required to file a Certificate of Trust with such state, a copy of the Certificate of Trust and copies of all amendment thereto will be certified by the Secretary of State (or other appropriate official) of the State of Incorporation. A copy of the order or consent of each governmental or regulatory authority required by law to the issuance of the stock will be certified by the Secretary or Clerk of such governmental or regulatory authority, under proper seal of such authority. The copy of the Bylaws and copies of all amendments thereto, and copies of resolutions of the Board of Trustees of the Trust, will be certified by the Secretary or an Assistant Secretary of the Trust under the Trust's seal.

17. RECORDS.

BOSTON FINANCIAL will maintain customary records in connection with its agency, and particularly will maintain those records required to be maintained pursuant to subparagraph (2) (iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, if any.

18. DISPOSITION OF BOOKS, RECORDS AND CANCELED CERTIFICATES.

BOSTON FINANCIAL may send periodically to the Trust, or to where designated by the Secretary or an Assistant Secretary of the Trust, all books, documents, and all records no longer deemed needed for current purposes and Certificates which have been canceled in transfer or in exchange, upon the understanding that such books, documents, records, and Certificates will be maintained by the Trust under and in accordance with the requirements of Rule 17Ad-7 adopted under the `34. Such materials will not be destroyed by the Trust without the consent of BOSTON FINANCIAL (which consent will not be unreasonably withheld), but will be safely stored for possible future reference.

19. PROVISIONS RELATING TO BOSTON FINANCIAL AS TRANSFER AGENT.

         A. BOSTON FINANCIAL will make original issues of Certificates upon written request of an officer of the Trust and upon being furnished with a certified copy of a resolution of the Board of Trustees authorizing such original issue, an opinion of counsel as outlined in subparagraphs 1.G and 5.D of this Agreement, any documents required by Sections 5 or 10 of this Agreement, and necessary funds for the payment of any original issue tax.

         B. Before making any original issue of Certificates of the Trust will furnish BOSTON FINANCIAL with sufficient funds to pay all required taxes on the original issue of the stock, if any. The Trust will furnish BOSTON FINANCIAL such evidence as may be required by BOSTON FINANCIAL to show the actual value of the stock. If no taxes are payable BOSTON FINANCIAL will be furnished with a certified statement from an officer of the Trust to that effect.

         C. Shares of stock represented by Certificates will be transferred and new Certificates issued in transfer, or Shares of stock accepted for redemption and funds remitted therefor, or book entry transfer be effected, upon surrender of the old Certificates in form or receipt by BOSTON FINANCIAL of instructions deemed by BOSTON FINANCIAL properly endorsed for transfer or redemption accompanied by such documents as BOSTON FINANCIAL may deem necessary to evidence the authority of the person making the transfer or redemption. BOSTON FINANCIAL reserves the right to refuse to transfer or redeem Shares until it is satisfied that the endorsement or signature on the Certificate or any other document is valid and genuine, and for that purpose it may require a guaranty of signature in accordance with the Procedures. BOSTON FINANCIAL will incur no liability and shall be indemnified and held harmless by the Fund for any action taken by it in accordance with an instruction bearing what purports to be a signature guarantee or medallion of an Eligible Guarantor Institution or otherwise in accordance with BOSTON FINANCIAL's Signature Guarantee Procedures adopted pursuant to Rule 17Ad-15 under the '34 Act. BOSTON FINANCIAL also reserves the right to refuse to transfer or redeem shares until BOSTON FINANCIAL is satisfied that the requested transfer or redemption is legally authorized, and it will incur no liability for the refusal in good faith to make transfers or redemptions which, in its reasonable judgment, are improper or unauthorized. Authority to perform a redemption shall be suspended when the Trust suspends the shareholders' right of redemption provided that the Trust delivers written notice of such suspension to BOSTON FINANCIAL. BOSTON FINANCIAL may, in effecting transfers or redemptions, rely upon Simplification Acts, Uniform Commercial Code or other statutes that protect it and the Trust in not requiring complete fiduciary documentation. In cases in which BOSTON FINANCIAL is not directed or otherwise required to maintain the consolidated records of shareholder's accounts, BOSTON FINANCIAL will not be liable for any loss that may arise by reason of not having such records.

         D. When mail is used for delivery of Certificates, BOSTON FINANCIAL will forward Certificates in "nonnegotiable" form by first class or registered mail and Certificates in "negotiable" form by registered mail, all such mail deliveries to be covered while in transit to the addressee by insurance arranged for by BOSTON FINANCIAL.

         E. BOSTON FINANCIAL will issue and mail subscription warrants, Certificates representing stock dividends, exchanges or split ups, or act as Conversion Agent upon receiving written instructions from any officer of the Trust and such other documents as BOSTON FINANCIAL deems necessary.

         F. BOSTON FINANCIAL will issue, transfer, and split up Certificates and will issue Certificates of stock representing full Shares upon surrender of scrip certificates aggregating one full share or more when presented to BOSTON FINANCIAL for that purpose upon receiving written instructions from an officer of the Trust and such other documents as BOSTON FINANCIAL may deem necessary.

         G. BOSTON FINANCIAL may issue new Certificates in place of Certificates represented to have been lost, destroyed, stolen or otherwise wrongfully taken upon receiving instructions from the Trust and indemnity satisfactory to BOSTON FINANCIAL and the Trust, and may issue new Certificates in exchange for, and upon surrender of, mutilated Certificates. Such instructions from the Trust will be in such form as will be approved by the Board of Trustees of the Trust and will be in accordance with the provisions of law and the bylaws of the Trust governing such matter.

         H. BOSTON FINANCIAL will supply a shareholder's list to the Trust for its annual meeting upon receiving a request from an officer of the Trust. It will also, at the expense of the Trust, supply lists at such other times as may be requested by an officer of the Trust.

         I. Upon receipt of written instructions of an officer of the Trust, BOSTON FINANCIAL will, at the expense of the Trust, address and mail notices to shareholders.

         J. In case of any request or demand for the inspection of the securityholder files or stock books of the Trust or any other books or records in the possession of the Trust in BOSTON FINANCIAL's possession, BOSTON FINANCIAL will not permit such inspection, except
         (i) after prior notification to and approval in writing by the Trust or Advisor as appropriate, which approval shall not be unreasonably withheld and may not be withheld or delayed where BOSTON FINANCIAL may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities, or (ii) when so requested by the Trust or an Authorized Person. Nothing in the foregoing is intended to, nor does it, prohibit or deny to BOSTON FINANCIAL the right to disclose information requested by subpoena, Court Order, administrative order or request issued by a federal, state or local authority purporting to be issued under statutory authority or a self-regulatory organization registered under the '34 Act. BOSTON FINANCIAL shall use reasonable efforts to advise the Trust concerning subpoenas received for records of the Trust and, upon being so advised, the Trust shall be responsible for handling and responding thereto.

         K. If the Trust elects to delegate to BOSTON FINANCIAL certain Anti-Money Laundering and customer identification duties under this Agreement, the parties will agree to such duties and terms as stated in the attached schedule ("Schedule19 K. entitled "AML Delegation" which may be changed from time to time subject to mutual written agreement between the parties. In consideration of the performance of the duties by BOSTON FINANCIAL pursuant to this Section 19 K., the Trust agrees to pay BOSTON FINANCIAL the fees applicable to such services as the parties may from time to time agree.

20. PROVISIONS RELATING TO DIVIDEND DISBURSING AGENCY.

         A. BOSTON FINANCIAL will, at the expense of the Trust, provide a special form of check containing the imprint of any device or other matter desired by the Trust. Said checks must, however, be of a form and size convenient for use by BOSTON FINANCIAL.

         B. If the Trust desires to include additional printed matter, financial statements, etc., with the dividend checks, the same will be furnished BOSTON FINANCIAL within a reasonable time prior to the date of mailing of the dividend checks, at the expense of the Trust.

         C. If the Trust desires its distributions mailed in any special form of envelopes, sufficient supply of the same will be furnished to BOSTON FINANCIAL but the size and form of said envelopes will be subject to the approval of BOSTON FINANCIAL. If stamped envelopes are used, they must be furnished by the Trust; or if postage stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by the Trust.

         D. BOSTON FINANCIAL shall establish and maintain, and is hereby authorized to establish and to maintain, under the usual terms and conditions prevalent in the industry and on behalf of the Trust as agent of the Trust, in BOSTON FINANCIAL's own name or under the J.P. Morgan name (or that of the Trusts as a group or of an Affiliate thereof), one or more deposit accounts, into which BOSTON FINANCIAL shall deposit the funds BOSTON FINANCIAL receives for payment of dividends, distributions, redemptions or other disbursements provided for hereunder and to draw checks against such accounts.

         E. BOSTON FINANCIAL is authorized and directed to stop payment of checks theretofore issued hereunder, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or through no fault of theirs, are otherwise beyond their control, and cannot be produced by them for presentation and collection, and, to issue and deliver duplicate checks in replacement thereof.

21. ASSUMPTION OF DUTIES BY THE TRUST OR AGENTS DESIGNATED BY THE TRUST.

         A. The Trust or its designated agents other than BOSTON FINANCIAL may assume certain duties and responsibilities with respect to the operations of the Trust, including (with BOSTON FINANCIAL's agreement) providing all, or a portion, of those services which BOSTON FINANCIAL is obligated to provide under Section 4.D of this Agreement.

         B. To the extent the Trust or its agent or affiliate assumes BOSTON FINANCIAL's duties and responsibilities (which assumption should be embodied in writing), BOSTON FINANCIAL shall be relieved from all responsibility and liability therefore (including any Adverse Consequences directly or indirectly arising out of or resulting from the actions or omissions of the Trust or its designees, as well as from any "as of" liability or withholding reversals in connection therewith) and BOSTON FINANCIAL is hereby indemnified and held harmless against any liability therefrom in the same manner and degree as provided for in Section 8 hereof.

         C. Initially, with respect to accounts serviced by JPM or banks affiliated with or a correspondent of JPM, the Trust or its designees shall be responsible for the following: (i) answering and responding to telephone inquiries from shareholders and brokers; (ii) accepting shareholder and broker instructions (either or both oral and written) and (A) transmitting to BOSTON FINANCIAL orders (transactions and maintenance) based on such instructions for input into TA2000 by BOSTON FINANCIAL or (B) themselves inputting such orders into TA2000 on a remote basis; (iii) preparing and mailing confirmations; (iv) classifying the status of shareholders and shareholder accounts under applicable tax law and in accordance with the capabilities provided on TA2000, and performing all compliance functions with respect thereto, including without limitation obtaining certified TIN's, Form W-8's and other documentation, and properly coding accounts (social codes, tax status, foreign accounts and so forth) as provided for on TA2000; (v) on a remote basis establishing shareholder accounts on the TA2000TM System, establishing the appropriate privileges thereupon and assigning social codes and Taxpayer Identification Number codes thereof; (vi) disbursing monies of the Trust; (vii) sending redemption and dividend wires in accordance with instructions received; and (viii) following up and collecting upon unsettled trade orders and unpaid broker-dealer, institutional or shareholder "as of's."


22. TERMINATION OF AGREEMENT.

         A. This Agreement shall be in effect from the 18th day of February, 2005, through the 31st day of August 2009 (the "Initial Term" of this Transfer Agency Agreement"). This Agreement shall thereafter automatically extend for additional, successive one (1) year terms upon the expiration of any term hereof, unless terminated as of the end of any term by either party on not less than one hundred and twenty (120) days prior written notice to the other party. Each additional one (1) year period shall be an additional term of this Agreement. However, notwithstanding anything in this Agreement to the contrary, the effective date of any termination shall not occur during the period from December 15 through March 30 of any year to avoid adversely impacting year end, except if pursuant to Section 22.B of this Agreement. One hundred and twenty (120) days before the expiration of the Initial Term or a renewal term, the parties agree to negotiate in good faith and agree upon a fee schedule for the upcoming renewal term. Notwithstanding the termination or non-renewal of this Agreement, the terms and conditions of this Agreement shall continue to apply until the completion of the deconversion. The parties will mutually agree upon the timing and other details of the actual deconversion of the Trust's business.

         B. Each party, in addition to any other rights and remedies, shall have the right to terminate this Agreement forthwith upon the occurrence at any time of any of the following events with respect to the other party:

         (1) The bankruptcy of the other party or its assigns or the appointment of a receiver for the other party or its assigns;

         (2) failure by the other party or its assigns to perform its duties (including any material interruption or cessation of its operations) in accordance with the Agreement, which failure materially adversely affects the business operations of the first party and which failure continues for thirty (30) days after receipt of written notice from the first party, unless such failure is excused under Section 15 of this Agreement; or

         (3) merger, consolidation or sale of substantially all of the assets of the other party or its assigns; provided, however, that this Section 22.B.3 shall not apply to any mergers, consolidations or sales of substantially all of the assets of the Trust constituting a "shell reorganization;" or

         (4) acquisition of a controlling interest in the other party or its assigns by any third party except as may presently exist within the previous sixty (60) days.

         In the event of a termination under this Section 22.B, the notice of termination for the reasons provided in this Section 22.B must be provided within sixty (60) days of a party's learning of a reason permitting termination, and shall take effect within not less than ninety (90) and more than one hundred eighty (180) days from the date of receipt of the notice of termination. Any termination by reasons set forth in Section 22.B(1) and (2) shall not be subject to any termination fees or penalties relating to or arising out of termination, including without limitation any such fees or penalties relating to or arising out of termination set forth in "NOTES TO THE FEE SCHEDULE, " Paragraph E on Exhibit A attached to this Agreement. In the event that (i) one or more Trusts terminate this Agreement as the result of an acquisition by or merger into another fund and the remaining Trusts wish to continue the Agreement, or (ii) the Trusts terminate this Agreement as the result of their acquisition by or merger into another fund and such other fund's shareholder records are, at the time of such acquisition or merger, maintained by BOSTON FINANCIAL or its affiliates, or (iii) one or more Trusts wish to move its transfer agency servicing operation from BOSTON FINANCIAL to an affiliated entity or another DST TA2000 platform (i.e., become a remote user of DST's TA2000 system) as the result of such Trusts acquisition by or merger into another fund, then the parties agree to negotiate in good faith to determine whether or to what extent the termination fees under this Agreement shall apply to such termination.

         C. BOSTON FINANCIAL may, on written notice to such Trust, immediately terminate this Agreement as to any Trust which itself or its Shares fail to be registered as provided in Section 3 of this Agreement at any time during this Agreement.

         D. In the event of termination, the Trust will promptly pay BOSTON FINANCIAL all amounts due to BOSTON FINANCIAL hereunder, including any termination fee set forth in Exhibit A to this Agreement.

         E. In the event of termination, BOSTON FINANCIAL will use its best efforts to transfer the records of the Trust to the designated successor transfer agent, to provide reasonable assistance to the Trust and its designated successor transfer agent, and to provide other information relating to its services provided hereunder (subject to the recompense of BOSTON FINANCIAL for such assistance at its standard rates and fees for personnel then in effect at that time); provided, however, as used herein "reasonable assistance" and "other information" shall not include assisting any new service or system provider to modify, alter, enhance, or improve its system or to improve, enhance, or alter its current system, or to provide any new functionality or to require BOSTON FINANCIAL to disclose any BOSTON FINANCIAL Confidential Information, as hereinafter defined, or any information which is otherwise confidential to BOSTON FINANCIAL.

23. CONFIDENTIALITY AND INFORMATION SECURITY.

         A. BOSTON FINANCIAL agrees on behalf of itself, its affiliates, its officers and employees, except as provided in Section 19.J. hereof, or as otherwise required by law, BOSTON FINANCIAL will keep confidential all records and data of and information in its possession relating to the Trust or its shareholders or shareholder accounts in any form disclosed to BOSTON FINANCIAL hereunder, including but not limited to any data and information in any form disclosed by the Trust, anyone acting on behalf of the Trust, or the Trust's customers, prospective customers, or employees to BOSTON FINANCIAL, BOSTON FINANCIAL Personnel or any Subcontractor including Consumer Information (as "Consumer Information" is defined in SEC Regulation S-P) and non-public information which is learned by BOSTON FINANCIAL without the Trust's intentional disclosure to it. Such information includes all Trust software, specifications, documentation, product proposals, financial information, data, source or object code, documentation, manuals, studies, internally devised technology, system or network architecture or topology, security mechanisms, product or processing capacities, revenues, information relating to the business of the Trust (including internal procedures and policies, businesses plans, and products of the Trust), and all other trade secret, confidential or proprietary information and documentation of the Trust or its customers, prospective customers, employees, directors, outside directors, retirees and their respective spouses and families received in connection with this Agreement (whether or not it is designated as such). BOSTON FINANCIAL shall not disclose the same to any person except at the instruction (standing or specific), request or with the consent of the Trust. Notwithstanding the foregoing, BOSTON FINANCIAL shall be permitted in the ordinary course of business to provide such information to third parties providing services to BOSTON FINANCIAL which BOSTON FINANCIAL utilizes in connection with the services BOSTON FINANCIAL provides to the Trust under this Agreement or in accordance with Section 19.J. of this Agreement.

         B. BOSTON FINANCIAL has provided the Trust with a summary of its information security standards, which are subject to change by BOSTON FINANCIAL from time to time to meet industry changes. BOSTON FINANCIAL agrees to comply with such information security standards in the performance of its services under this Agreement. BOSTON FINANCIAL acknowledges receipt of the Trust's information security standards and, to the extent that BOSTON FINANCIAL does not comply with the Trust's standards, BOSTON FINANCIAL shall inform the Trust of the standards it has adopted in lieu thereof.

         C. The Trust on behalf of itself, its affiliates, its officers and employees and all entities which it directs BOSTON FINANCIAL to provide any of the following information agrees to keep confidential all financial statements and other financial records (other than statements and records relating solely to the Trust's business dealings with BOSTON FINANCIAL) and all manuals, systems and other technical information and data, not publicly disclosed, relating to the operations and programs of BOSTON FINANCIAL and DST furnished to it by BOSTON FINANCIAL pursuant to this Agreement and will not disclose the same to any person except at the request or with the consent of BOSTON FINANCIAL.

         D. (1) The Trust acknowledges that BOSTON FINANCIAL and/or its affiliates have proprietary rights in and to the TA2000TM System used to perform services hereunder including, but not limited to the maintenance of shareholder accounts and records, processing of related information and generation of output, including, without limitation any changes or modifications of the TA2000TM System and any other programs, data bases, supporting documentation, or procedures and all software, specifications, documentation, product proposals, financial information, data, source or object code, documentation, manuals, studies, internally devised technology, system or network architecture or topology, security mechanisms, product or processing capacities, revenues, information relating to the business of BOSTON FINANCIAL and/or its affiliates (including internal procedures and policies, businesses plans, and products of BOSTON FINANCIAL and/or its affiliates), and all other trade secret, confidential or proprietary information and documentation of BOSTON FINANCIAL and/or its Affiliates or its customers, prospective customers, employees, directors, outside directors, retirees and their respective spouses and families (whether or not it is designated as such) and non-public information which is learned by the Trust without BOSTON FINANCIAL's intentional disclosure to it (collectively "BOSTON FINANCIAL Confidential Information") which the Trust's access to the TA2000TM System or computer hardware or software may permit the Trust or its agents or the Trust's employees, directors, outside directors, retirees, their respective spouses and families to become aware of or to access and that the BOSTON FINANCIAL Confidential Information constitutes confidential material and trade secrets of BOSTON FINANCIAL and/or its affiliates. The Trust agrees to maintain the confidentiality of the BOSTON FINANCIAL Confidential Information of which it is, or becomes, aware or to which it has access.

         (2) The Trust acknowledges that any unauthorized use, misuse, disclosure or taking of BOSTON FINANCIAL Confidential Information which is confidential as provided by law, or which is a trade secret, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable state law. The Trust will advise all of its employees and agents who have access to any BOSTON FINANCIAL Confidential Information or to any computer equipment capable of accessing BOSTON FINANCIAL hardware or software of the foregoing.

         (3) The Trust acknowledges that disclosure of the BOSTON FINANCIAL Confidential Information may give rise to an irreparable injury to BOSTON FINANCIAL and/or its affiliates inadequately compensable in damages. Accordingly, BOSTON FINANCIAL may seek (without the posting of any bond or other security) injunctive relief against the breach of the foregoing undertaking of confidentiality and nondisclosure, in addition to any other legal remedies which may be available, and the Trust consents to the obtaining of such injunctive relief. All of the undertakings and obligations relating to confidentiality and nondisclosure, whether contained in this Section or elsewhere in this Agreement shall survive the termination or expiration of this Agreement for a period of ten (10) years.

24. CHANGES AND MODIFICATIONS.

         A. During the term of this Agreement BOSTON FINANCIAL will use on behalf of the Trust without additional cost all modifications, enhancements, or changes which BOSTON FINANCIAL or its affiliates may make to the TA2000TM System in the normal course of its business and which are applicable to functions and features offered by the Trust to its shareholders, unless those BOSTON FINANCIAL clients having substantially similar service and billing arrangements to the Trust are charged separately for such modifications, enhancements or changes, including, without limitation, substantial system revisions or modifications necessitated by changes in existing laws, rules or regulations. The Trust agrees to pay BOSTON FINANCIAL promptly for modifications and improvements that are charged for separately at the rate provided for in BOSTON FINANCIAL's standard pricing schedule, which shall be identical for those BOSTON FINANCIAL clients which have substantially similar service and billing arrangements to the Trust, if a standard pricing schedule shall exist. If there is no standard pricing schedule, the parties shall mutually agree upon the rates to be charged.

         B. BOSTON FINANCIAL and/ or its affiliates shall have the right, at any time and from time to time, to alter and modify any systems, programs, procedures or facilities used or employed in performing its duties and obligations hereunder; provided that the Trust will be notified as promptly as possible prior to implementation of such alterations and modifications and that no such alteration or modification or deletion shall materially adversely change or affect the operations and procedures of the Trust in using or employing the TA2000TM System or BOSTON FINANCIAL Facilities hereunder or the reports to be generated by such system and facilities hereunder, unless the Trust is given thirty
         (30) days prior notice to allow the Trust to change its procedures and BOSTON FINANCIAL provides the Trust with revised operating procedures and controls.

         C. All enhancements, improvements, changes, modifications or new features added to the TA2000TM System however developed or paid for shall be, and shall remain, the confidential and exclusive property of, and proprietary to, BOSTON FINANCIAL and/or its affiliates.

25. ASSIGNMENT AND SUBCONTRACTORS.

         A. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party hereto without the written consent of the other party. In the event of a mutually agreed to assignment, each party shall remain liable for the performance of its assignee(s). BOSTON FINANCIAL may, however, employ agents to assist it in performing its duties hereunder; provided, however, that BOSTON FINANCIAL shall be fully responsible to the Trust for the acts and omissions of any agent employed by it to the same extent as it is for its own acts and omissions and BOSTON FINANCIAL shall obtain the Trust's prior approval for the employment of any such agent that is not an affiliate of BOSTON FINANCIAL.

         B. Notwithstanding anything in this Agreement to the contrary, nothing herein shall impose any duty upon BOSTON FINANCIAL in connection with or make BOSTON FINANCIAL liable for the actions or omissions to act of unaffiliated third parties such as, by way of example and not limitation, Airborne Services, the U.S. mails, the National Securities Clearing Commission and telecommunication companies, provided, if BOSTON FINANCIAL selected such company, BOSTON FINANCIAL shall have exercised due care in selecting the same.

         26. LIMITATIONS ON LIABILITY.

         A. Notwithstanding anything in this Agreement to the contrary, each Trust that executed this Agreement is and shall be regarded for all purposes hereunder as a separate party apart from each other Trust and any Fund of any such other Trust. To the extent that a Trust is comprised of more than one Fund, each Fund shall be regarded for all purposes hereunder as a separate party apart from each other Fund. Unless the context otherwise requires, with respect to every transaction covered by this Agreement, every reference herein to the Trust shall be deemed to relate solely to the particular Fund or Trust to which such transaction relates. Under no circumstances shall the rights, obligations or remedies with respect to a particular Trust or a particular Fund constitute a right, obligation or remedy applicable to any other Trust or Fund. The use of this single document to memorialize the separate agreement of each Trust and each Fund herein is understood to be for clerical convenience only and shall not constitute any basis for joining the Trusts or Funds for any reason.

         B Notice is hereby given that a copy of each Trust's Declaration of Trust or Certificate of Trust and all amendments thereto is on file with the Secretary of State of the state of its organization; that this Agreement has been executed on behalf of the Trust by the undersigned duly authorized representative of the Trust in his/her capacity as such and not individually; and that the obligations of this Agreement shall only be binding upon the assets and property of the Trust and shall not be binding upon any trustee, officer or shareholder of the Trust individually.

27. MISCELLANEOUS.

         A. This Agreement shall be construed according to, and the rights and liabilities of the parties hereto shall be governed by, the laws of the Commonwealth of Massachusetts, excluding that body of law applicable to choice of law.

         B. All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

         C. The representations and warranties, and the indemnification extended hereunder, if any, are intended to and shall continue after and survive the execution, expiration, termination or cancellation of this Agreement or the performance of services hereunder until any statute of limitations applicable to the matter at issues shall have expired.

         D. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

         E. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         F. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         G. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         H. Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and between the Trust and BOSTON FINANCIAL. It is understood and agreed that all services performed hereunder by BOSTON FINANCIAL shall be as an independent contractor and not as an employee of the Trust. This Agreement is between BOSTON FINANCIAL and the Trust and neither this Agreement nor the performance of services under it shall create any rights in any third parties. There are no third party beneficiaries hereto.

         I. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder shall not affect any rights or obligations of any other party hereunder.

         J. The failure of either party to insist upon the performance of any terms or conditions of this Agreement or to enforce any rights resulting from any breach of any of the terms or conditions of this Agreement, including the payment of damages, shall not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

         K. (a) During the term of this Agreement, the Trust hereby grants to BOSTON FINANCIAL a nonexclusive, worldwide and royalty-free right and license to store, reproduce, display, perform, transmit and use the Trust intellectual property and the Trust software in connection with the Services, solely for the purposes necessary for BOSTON FINANCIAL to fulfill its obligations pursuant to this Agreement (and not for the benefit of any third party). BOSTON FINANCIAL acknowledges and agrees that its use of the Trust intellectual property solely for the purposes necessary for BOSTON FINANCIAL to fulfill its obligations pursuant to this Agreement shall not create any right, title or interest in or to such the Trust intellectual property. Except for the licenses expressly granted hereunder by the Trust to BOSTON FINANCIAL, neither this Agreement nor any disclosure made hereunder grants any license by the Trust to BOSTON FINANCIAL of any Trust intellectual property.

                   (b) Except as may be otherwise expressly provided in this Agreement, the Trust does not grant to BOSTON FINANCIAL any right or license, express or implied, in or to the Trust intellectual property, the Trust software or the Trust's operating environment. BOSTON FINANCIAL agrees that the Trust and/or the Trust's licensors', as the case may be, are the exclusive owners of, and hold and shall retain, all right, title and interest in and to the Trust intellectual property, the Trust software, and the trust's operating environment, and BOSTON FINANCIAL shall have no ownership or use rights therein except as set forth herein.

         L. Without the consent of the Trust, BOSTON FINANCIAL shall not use the Trust's trade name, trademark, service mark or logo in BOSTON FINANCIAL's public sales, marketing, or publicity activities including, but not limited to, press releases, interviews with representatives of any written publication, television station or network, or radio station or network.

         M. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof, whether oral or written, and this Agreement may not be modified except by written instrument executed by both parties.

         N. All notices to be given hereunder shall be deemed properly given if delivered in person or if sent by U.S. mail, first class, postage prepaid, or if sent by facsimile and thereafter confirmed by mail as follows: If to BOSTON FINANCIAL:

         BOSTON FINANCIAL DATA SERVICES, INC.
         The Poindexter Building
         333 W. 9th Street
         Kansas City, Missouri 64105
         Attention:  Mark Scovell
         Facsimile: (816) 843-8652

         With a copy of non-operational notices to:
         BOSTON FINANCIAL DATA SERVICES, INC.
         2 Heritage Drive - 4th Floor
         North Quincy, MA 02171
         Attn: Legal Department
         Facsimile No.: 617 483-2490

         If to the Trust:
         JPMORGAN (Each of the entities listed on Exhibit A hereto) 522 Fifth Avenue
         New York, New York 10036
         Attention:  Fund Secretary
         Facsimile No.: 212 837-5153

         With a copy to:
         JPMORGAN FUNDS
         1111 Polaris Parkway, Floor 2G
         Columbus, Ohio 43240
         Attention: Head of Shareholder Services
         Facsimile No.: 614-213-3486

         or to such other address as shall have been specified in writing by the party to whom such notice is to be given.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers, to be effective as of the day and year first above written.

FUND  (Each of the entities listed on Exhibit A hereto)


BY: ___________________________________

                   Title:-----------------------------------
                   as an Authorized Officer on behalf of each
                      of the Funds indicated on Appendix A

BOSTON FINANCIAL DATA SERVICES, INC.


By: --------------------------------------

Title:-----------------------------------

--------
1 For purposes of Schedule 8.C. and Section 8.D, "intentional malevolent violations" shall mean those acts undertaken purposefully under circumstances in which the person acting knows or has reason to believe that such act violates such person's obligations under this Agreement and is likely to cause danger or harm to the other party or its shareholders.